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Exhibit 3.29

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

CITADEL LNT, LLC

        This AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") of Citadel LNT, LLC, a Delaware limited liability company (the "Company"), dated as of March 28, 2006, is effective as of February 14, 2006 and is entered into by the member listed on the signature page attached hereto (the "Member"). This Agreement amends and restates in its entirety that certain Operating Agreement (the "Operating Agreement") dated as of July 6, 2004 of the Company.

        WHEREAS, the Member has formed a limited liability company under the Delaware Limited Liability Company Act (Del. Code tit. 6, §§ 18-101 - 18-1109), as amended from time to time (the "Act"), pursuant to this Agreement and the Certificate of Formation which was filed with the Secretary of State of the State of Delaware in connection with the execution of the Operating Agreement;

        WHEREAS, the Member now desires to amend and restate the Operating Agreement in its entirety, as set forth herein.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

THE COMPANY

        Section 1.1.    Formation.    The Company was formed under the provisions of the Act, by the filing of the Certificate of Formation of the Company on April 16, 2004 as required by the Act. The Company and the rights and obligations of the Member in its capacity as such shall be governed by the Act, except in each case as specifically set forth in this Agreement. The Company shall file such documents as may be required by law for the operation of the Company in all jurisdictions where the Company does business.

        Section 1.2.    Name.    The name of the Company shall be Citadel LNT, LLC.

        Section 1.3.    Purpose.    The purpose of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, so far as such powers and privileges are reasonably necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

        Section 1.4.    Registered Agent and Registered Office and Other Offices.    The registered agent for service of process is Corporation Service Company, and the registered office of the Company in the State of Delaware shall be do Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808; in each case until otherwise established by an Amendment of the Certificate of Formation filed with the Delaware Secretary of State in the manner provided by law. The Company may have such other office or offices within or without the State of Delaware as the Board (as defined in Section 3.2) may from time to time appoint or the business of the Company may require. The address of the principal place of business of the Company shall be 6 Brighton Road, Clifton, New Jersey 07015.

        Section 1.5.    Term.    The term of the Company commenced as of April 16, 2004, which is the date of the filing of the aforementioned Certificate of Formation with the Delaware Secretary of State, and shall continue until the date on which the Company is terminated pursuant to the provisions of this Agreement or as otherwise required by law.

        Section 1.6.    Organizational Matters.    From time to time as required, the Member shall execute all such certificates and other documents, make such filings and recordings and perform such other acts conforming hereto, as shall be required to comply with the Act and any other statutes, rules and regulations that affect the Company.

ARTICLE II

TITLE TO THE PROPERTY OF THE COMPANY

        Title to any and all property, real, personal or mixed, owned by, or leased to, the Company shall be held in the name of the Company, or in the name of any nominee that the Company designates.

ARTICLE III

MANAGEMENT; BOARD OF MANAGERS; INDEMNIFICATION

        Section 3.1.    Management.    From time to time, the Member may appoint one or more managers (each a "Manager" and collectively, the "Managers"), to administer the affairs of the Company. Any Manager may be removed by the Member at any time in the Member's sole discretion.

        Section 3.2.    Board of Managers.    Unless and until otherwise determined by the Member, the affairs of the Company shall be under the direction and control of a board of Managers, which may also be called the board of directors (the "Board"), which shall be initially composed of two (2) Managers who shall be designated by the Member and shall hold office until their successors are duly chosen and qualified. The number of Managers may be increased or decreased from time to time by the Member. A Manager shall hold office until removed by the Member, subject to prior death, resignation, retirement, disqualification or removal from office. The Member hereby designates William T. Giles and David J. Dick as the initial Managers of the Company.

        Section 3.3.    Function of Board.    The business and affairs of the Company shall be managed under the direction of the Board. All the powers of the Company are vested in and shall be exercised by or under the authority of the Board except as otherwise prescribed by statute, by the Certificate of Formation of the Company or by this Agreement.

        Section 3.4.    Vacancies.    Any vacancy occurring on the Board shall be filled by a person designated by the Member.

        Section 3.5.    Resignations.    Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of receipt by the Member. Acceptance of a resignation shall not be necessary to make it effective.

        Section 3.6.    Removal.    The Member may remove any Manager from office with cause, and may elect a successor or successors to fill any resulting vacancy for the unexpired term of any removed Manager.

        Section 3.7.    Meetings of the Board.

          (a)   Meetings of the Board, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting. Members of the Board may participate in a meeting by means of a telephone conference or similar communications if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

          (b)   Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board may be called at any time by a majority of the Managers and may be held at such place or places in or out of the

  State of Delaware as may be designated in such notice. Notice of the place and time of every special meeting of the Board shall be delivered by the Secretary or other officer of the Company to each Manager either personally or by telephone, telegraph, overnight courier or facsimile, or by leaving the same at his or her residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least seventy-two (72) hours before the time of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Manager at his or her post office address as it appears on the records of the Company, with postage thereon paid. Unless a resolution of the Board provides otherwise, the notice need not state the business to be transacted at, or the purpose of, any special meeting of the Board. No notice of any special meeting of the Board need be give to any Manager who attends (except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the special meeting is not lawfully called or convened), or to any Manager who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

          (c)   Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting.

        Section 3.8.    Action by Written Consent.    Unless otherwise provided by law, any action required to be taken at a meeting of the Managers or any other action which may be taken at a meeting of the Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Managers.

        Section 3.9.    Quorum and Voting.    At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the action of a majority of the Managers present at any meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by law, the Company's Certificate of Formation or this Agreement. If a quorum shall not be present at any meeting of Managers, the Managers present thereat may, by a majority vote, adjourn the meeting from time to time without notice, until a quorum shall be present.

        Section 3.10.    Outside Interests.    The Member, each of the Managers and each of the Member's and the Managers' officers, partners, employees, agents, successors and assigns may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature or description, individually or with others, whether or not any such business venture competes with the business of the Company, and the Company shall not have any right in or to any such activities, or the income or profits derived therefrom.

        Section 3.11.    Liability for Debts of the Company.    Except as prohibited by the Law, neither the Member, any of the Managers nor any of the Member's or Mangers' officers, partners, employees, agents, successors or assigns, shall be liable, responsible or accountable to the Company, in damages or otherwise, for breach of any duty or obligation to the Company in the Member's or such other person's capacity as a manager of the Company.

        Section 3.12.    Indemnification.    Except to the extent expressly prohibited by the Act, the Company shall indemnify, defend and hold harmless the Member, each of the Managers and any of the Member's or Managers' officers, partners, employees, agents, successors or assigns against all claims, actions, proceedings, demands, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees) to the extent that the same arise, directly or indirectly, from the business or operations of the Company and shall promptly reimburse the Member or such other person, upon written request, for all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Member or such other person in connection therewith.

ARTICLE IV

OFFICERS

        Section 4.1.    Officers.    The Board may, but shall have no obligation to, elect one or more of the following officers (the "Officers") to supervise operations of the Company on a day-to-day basis: a chief executive officer, president, one or more vice presidents, a secretary, treasurer and such other officers as the Board may determine. Except as limited herein or under the Act, the Board shall determine the powers and duties of the Officers and any other terms or conditions regarding the positions held by them. All officers, agents and employees of the Company shall be subject to removal, with or without cause, at any time by the Board.

        Section 4.2.    Powers and Authority.    The Officers shall have such power and authority to manage the day to day operations of the Company as are delegated to them by the Board. Any Officer's exercise of such delegated powers and authority shall, with the exception of actions taken by such Officer in the ordinary course of business, require the consent of the Board.

        Section 4.3.    Indemnity of the Officers.    Each Officer, to the extent that he is acting for or in the interests of the Company, shall be indemnified by the Company to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, no Officer shall be indemnified for claims and expenses arising out of said Officer's illegal acts, gross negligence or willful misconduct.

        Section 4.4.    Resignation.    An Officer of the Company may resign at any time by giving written notice to the Board. The resignation of any Officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In the event of a resignation, the Member may nominate and elect such Officer's successor.

        Section 4.5.    Removal of Officers.    Any Officer may be removed with or without cause at any meeting of the Board by an affirmative vote of a majority of the Board.

ARTICLE V

CAPITAL

        Section 5.1.    Capital Contributions.    The Member shall have the right, but not the obligation, to make capital contributions in such amounts as the Member shall from time to time desire.

        Section 5.2.    Record of Contributions.    The amounts of the Member's capital contributions and the dates on which they were made will be set forth in the Company's books and records.

ARTICLE VI

DISTRIBUTIONS

        Section 6.1.    Distributions.    Except as otherwise provided in Article VIII hereof and subject to Section 18-607 of the Act, all distributions of cash or other property from the Company to the Member shall be made at such times, and in such amounts, as the Member deems appropriate, and subject to any reserve which the Member, in its sole discretion, may cause the Company to retain.

ARTICLE VII

BOOKS AND RECORDS

        Section 7.1.    Records and Books of Account.    Complete and accurate books shall be kept and maintained for the Company at the Company's principal place of business or at such other place as the Board may select. Such books and accounts shall be kept for fiscal and tax purposes on the cash or accrual basis, as the Board shall determine. The Member or the Member's duly authorized representative, at the Member's own expense and upon delivering advance written notice to the Company, shall at all reasonable times have access to, and may inspect and make copies of, such books and accounts and any other records of the Company.

        Section 7.2.    Fiscal and Taxable Year.    The fiscal and taxable year of the Company shall commence on January 1 and end on December 31, unless the Board, in its sole and absolute discretion, designates a different fiscal or taxable year.

        Section 7.3.    Bank Accounts.    All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Board may designate from time to time, and withdrawals therefrom shall be made upon the signature of an officer or upon such other signature or signatures on behalf of the Company as the Board may designate from time to time.

        Section 7.4.    Tax Matters.    The Company shall not elect under Section 301.7701-3 of the Treasury regulations to be taxed as a corporation for U.S. federal income tax purposes.

ARTICLE VIII

DISSOLUTION

        Section 8.1.    Events of Dissolution.    The Company shall be dissolved upon the earliest to occur of the following: (a) the written consent of the Member; (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or (c) at any time when there is no Member.

        Section 8.2.    Application of Proceeds.    Upon dissolution of the Company, the Board shall wind up the business of the Company and the assets of the Company shall be liquidated, and the cash proceeds applied, first to the satisfaction of creditors and then to the Member.

ARTICLE IX

MISCELLANEOUS

        Section 9.1.    Nature of Company Interests.    The Member represents and warrants to the Company that it is acquiring its membership interests in the Company for its own account as an investment and without any intent to distribute the interest. The Member acknowledges that its interest in the Company has not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

        Section 9.2.    No Restrictions on Transfers.    Notwithstanding any other provision in this Agreement, no consent of the Member shall be required to permit (i) the Member to pledge its membership interest hereunder as security for a loan to such Member or any affiliate of such Member, or (ii) a pledgee of the Member's membership interest in the Company to transfer such membership interest in connection with such pledgee's exercise of its rights and remedies with respect thereto, or to permit such pledgee or its assignee to be substituted for the Member under this Agreement in connection with such pledgee's exercise of such rights and remedies.

        Section 9.3.    Governing Law.    This Agreement, and all matters relating to the Member and the Company, shall be governed and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 9.4.    Notices.    All notices, demands, solicitations of consent or approval, consents and other communications permitted or required to be given hereunder shall be in writing and shall be deemed to have been duly given only if mailed (registered or certified mail, return receipt requested, postage prepaid), delivered by a reputable international overnight courier or sent by facsimile transmission addressed as follows: If intended for: (a) the Company, to its principal place of business; or (b) the Member, to the address of the Member set forth in Schedule A attached hereto or otherwise as designated by notice by the Member in the manner provided above.

        Section 9.5.    Entire Agreement and Amendments.    This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement, and may not be changed, modified or terminated except by an instrument in writing signed by the Member.

        Section 9.6.    Headings; Pronouns.    The headings in this Agreement are for convenience only and shall not affect the meaning, construction or effect of this Agreement.

        Section 9.7.    Further Assurances.    The Member shall sign such further and other documents, and perform or cause to be performed such other acts and things, in each case as may be necessary or desirable in order to give full effect to this Agreement.

        Section 9.8.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties to this Agreement hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

        Section 9.9.    No Waiver.    No failure by the Member to insist upon the strict performance of any provision of this Agreement or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of a breach of any other provision hereof.

        Section 9.10.    Binding Effect.    This Agreement shall inure to the benefit of and be binding upon the Member and its respective successors and permitted assigns.

        Section 9.11.    No Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any person other than the Member and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities.

        Section 9.12.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        [Signature page follows.]

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first above written.

LNT WEST, INC.
/s/ WILLIAM T. GILES By: William T. Giles Title:

Signature Page to Citadel LNT, LLC Operating Agreement

Schedule A

Name, Address and Number of Units of Membership
Interests of the Member

Name and Address of Member	Membership Interests
LNT West, Inc.	100%
6 Brighton Road Clifton, New Jersey 07015

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AMENDED AND RESTATED OPERATING AGREEMENT OF CITADEL LNT, LLC
ARTICLE I THE COMPANY
ARTICLE II TITLE TO THE PROPERTY OF THE COMPANY
ARTICLE III MANAGEMENT; BOARD OF MANAGERS; INDEMNIFICATION
ARTICLE IV OFFICERS
ARTICLE V CAPITAL
ARTICLE VI DISTRIBUTIONS
ARTICLE VII BOOKS AND RECORDS
ARTICLE VIII DISSOLUTION
ARTICLE IX MISCELLANEOUS
Schedule A